Exhibit 99.1

AMENDMENTS

to the

BY-LAWS

of

NDCHEALTH CORPORATION

August 26, 2003

The Board of Directors of NDCHealth Corporation (the “Corporation”) on August 26, 2003, approved the following amendments to the By-laws of the Corporation:

A.                  Article II, Section 11. Article II, Section 11 of the By-laws of the Corporation is hereby deleted.

B.                  Article III, Section 1. Article III, Section 1 of the By-laws of the Corporation shall be amended to read in its entirety as follows:

SECTION 1. Number, Election and Term of Office. The number of Directors which shall constitute the whole Board shall be not less than three nor more than nine. Within the limits above specified, the number of Directors shall be determined as specified in the certificate of incorporation. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.